UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013 (December 13, 2012)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note  -  On December 13, 2012, Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), filed a Current Report on Form 8-K disclosing among other things, that Helix, as seller, and Talos Production LLC, a Delaware limited liability company, as purchaser, entered into an equity purchase agreement whereby Helix would sell all of the outstanding equity in Energy Resource Technology GOM, Inc. (“ERT”), a Delaware corporation.  ERT represents Helix’s oil and gas exploration and production business.  On February 6, 2013, Helix sold ERT for $620 million plus contingent consideration in the form of overriding royalty interests on the Wang exploration prospect and certain other exploration prospects. This Amendment No. 1 to the Form 8-K is being filed to include the pro forma information required by Item 9.01 (b) to this Current Report on Form 8-K and to include the related exhibits under Item 9.01 (d) to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The unaudited pro forma financial statements of Helix, giving effect to the sale of ERT at September 30, 2012, and for the twelve-month period ended December 31, 2011 and the nine-month period ended September 30, 2012 are incorporated by reference to Exhibit 99.2 to this Current Report on Form 8-K.

(d)           Exhibits.

Number                    Description
-----------                    ----------------

99.1	Press release dated February 6, 2013 titled “Helix Completes the Sale of Oil and Gas Business.”
99.2	Helix Energy Solutions Group, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           February 12, 2013

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.               Description

99.1	Press release dated February 6, 2013 titled “Helix Completes the Sale of Oil and Gas Business.”
99.2	Helix Energy Solutions Group, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.